SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K/A
Current Report
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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2012 (June 20, 2012)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

15A Saddle Road
Cedar Knolls, New Jersey  07927
 (Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 20, 2012 the Company disclosed in a Form 8-K that on June 1, 2012 the Company entered into a new Investment Agreement with Integrated Capital Partners, Inc. (“ICPI”).  The Investment Agreement was amended to provide that ICPI agreed not to convert any Series A Preferred Stock issued under the Investment Agreement, if, after such conversion, ICPI would own more than 4.99% of the then outstanding common stock of the Company.  A copy of the Amendment to the Investment Agreement is attached as Exhibit 99.01.

Item 3.02   Unregistered Sale of Equity Securities.

On June 20, 2012 the Company disclosed in a Form 8-K that it issued (on May 24, 2012) 3,000,000 shares to Gotham Advisory Group, LLC (“Gotham”) under a business advisory agreement.  The Company failed to disclose that the Company also granted Gotham 2,000,000 Common Stock Purchase Warrants, exercisable on a cashless basis at $.01 per share.  Also, on June 20, 2012 the Company disclosed in a Form 8-K that it issued a total of 360,000 shares of common stock to three consultants (Howard Klien, Ken Bae and Peter Risano) each of which subsequently signed a Lock-Up Agreement with regard to all shares issued to such consultants where they have agreed the no shares would be eligible for sale until October 6, 2012, and after such date would be subject to volume restrictions.

Item 9.01   Financial Statements and Exhibits.

a.	Exhibits.

	99.01	Amendment to ICPI Investment Agreement.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012	Pazoo, Inc. (Registrant)

/s/ David M. Cunic
David M. Cunic/ C.E.O.